UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 17, 2008
Majesco Entertainment Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

333-70663	06-1529524

(Commission File Number)	(IRS Employer Identification No.)

160 Raritan Center Parkway, Edison, New Jersey	08837

(Address of Principal Executive Offices)	(Zip Code)
(732) 225-8910

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01 – Other Events.
On July 17, 2008, John Gross, the Company’s Executive Vice President and Chief Financial Officer adopted a prearranged trading plan in accordance with the guidelines specified by Rule 10b5-1 under the Securities and Exchange Act of 1934. Mr. Gross’s plan provides for the maximum sale of 61,109 shares, subject to certain parameters. A portion of the shares that may be sold will be used as a means of funding his tax liability relating to the vesting of restricted stock occurring August 3, 2008. The plan expires on March 15, 2009. Any sales under the 10b5-1 plan will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.
Rule 10b5-1 permits officers and directors of public companies to adopt predetermined plans for selling specified amounts of stock. Such trading plans allow a corporate insider to gradually diversify his or her holdings of stock while minimizing any market effects of such trades by spreading them out over an extended period of time and eliminating any market concern that such trades were made by the insider while in possession of material nonpublic information. The plans may be entered into or amended only when the director or officer is not in possession of material non-public information.
Except as may be so required, the Company does not undertake any obligation to update or report any modification, termination, or other activity to any 10b5-1 plans or any other plan that may be adopted by other officers or directors of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majesco Entertainment Company (Registrant)
Date: August 1, 2008	By:	/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer